AMENDMENT NO. 10

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of December 18, 2017, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to add Invesco Peak Retirement™ 2065 Fund, Invesco Peak Retirement™ 2060 Fund, Invesco Peak Retirement™ 2055 Fund, Invesco Peak Retirement™ 2050 Fund, Invesco Peak Retirement™ 2045 Fund, Invesco Peak Retirement™ 2040 Fund, Invesco Peak Retirement™ 2035 Fund, Invesco Peak Retirement™ 2030 Fund, Invesco Peak Retirement™ 2025 Fund, Invesco Peak Retirement™ 2020 Fund, Invesco Peak Retirement™ 2015 Fund, Invesco Peak Retirement™ Now Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Alternative Strategies Fund

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Convertible Securities Fund

Invesco Global Low Volatility Equity Yield Fund

Invesco Growth Allocation Fund

Invesco Income Allocation Fund

Invesco International Allocation Fund

Invesco Mid Cap Core Equity Fund

Invesco Moderate Allocation Fund

Invesco Multi-Asset Inflation Fund

Invesco Conservative Allocation Fund

Invesco Small Cap Growth Fund

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Now Fund

Invesco Quality Income Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:
Name:
Title:

By:
Name:
Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:
Name:
Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:
Name:
Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:
Name:
Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:
Name:
Title:

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